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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Board of Directors and Stockholder of ProVantage Health Services, Inc.:

We consent to the use in this Registration Statement relating to Common Stock of ProVantage Health Services, Inc. (formerly ProVantage, Inc.) on Form S-1 of our report dated December 18, 1998, appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the headings "Selected Historical Consolidated Financial Data" and "Experts" in such Prospectus.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule listed in Item 16(b). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin

February 3, 1999